EXHIBIT 99.1

Global Geophysical Services Announces 2nd Quarter 2011 Earnings Call

HOUSTON, July 14, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended June 30, 2011, the Company's second quarter of fiscal year 2011, before the market opens on Thursday, July 28th, 2011.

An investor conference call to review the second quarter results will be held on Thursday, July 28, 2011 at 2:00 p.m. Eastern Time (1:00 p.m. Central /12:00 p.m. Mountain /11:00 a.m. Pacific).

Investors and analysts are invited to participate in the call by phone or via the internet webcast at:
http://ir.globalgeophysical.com/

Conference Call Information:

Conference Topic: Global Geophysical Services Q2 Earnings Call
Conference ID: 84317159
Date of Call: 07/28/2011
Time of Call: 2:00 p.m. Eastern Time

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

The webcast from the call will be available for on-demand replay on our investor relations website at:
http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi Client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution.  GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008